CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report included in this registration statement (No. 333-70154) on Form S-2 and to the incorporation by reference in this registration statement of our report dated March 29, 2001 included in Fonix Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Arthur Andersen LLP

Salt Lake City, Utah
December 5, 2001





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